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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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
Name:                                   Jurisdiction of Formation      Doing Business As:
-----                                   -------------------------      ------------------

Panapage Co. Inc.                       Delaware                       Panavision

DHD Ventures, LLC                       Delaware

Panavision International L.P.           Delaware                       Panavision;
                                                                       Panavision Hollywood;
                                                                       Panavision Chicago;
                                                                       Panavision Dallas;
                                                                       Panavision Florida;
                                                                       Panavision Wilmington;
                                                                       Lee Filters

Panavision Remote Systems Inc.          California

Panavision U.K. Holdings, Inc.          Delaware

Panavision (1998) Limited               New Zealand

Panavision Europe Limited               United Kingdom                 Panavision U.K.;
                                                                       Panavision Ireland;
                                                                       Panavision France;
                                                                       Panavision Alga;
                                                                       Panavision Australia;
                                                                       Lee Filters

Panavision Canada Holdings, Inc.        Ontario, Canada

Panavision New Zealand Limited          New Zealand

Lee Filters Limited                     United Kingdom

Camera Bellows Limited                  United Kingdom

Panavision Poland Ltd.                  United Kingdom

Joe Dunton Cameras Limited              United Kingdom

Lee Lighting Ltd.                       United Kingdom                 Lee Lighting

Panavision Canada Holdings Inc.         Ontario, Canada                Panavision Canada
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